UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2008

GLOBAL CASH ACCESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

Global Cash Access, Inc., a Delaware corporation and wholly-owned subsidiary of Global Cash Access Holdings, Inc. (the “Company”), announced on February 28, 2007 that it will discontinue offering the Arriva Card, a consumer credit card offered by the Company’s wholly-owned subsidiary, Arriva Card, Inc. (“Arriva”). This announcement follows the decision of the Board of Directors of the Company on February 7, 2008 to wind down the Arriva business. The decision to discontinue offering the Arriva Card results from the Company’s strategy of focusing on its core electronic payments business, the Company’s desire to avoid suffering credit losses in connection with offering the Arriva Card, and the Company’s desire to avoid incurring significant future costs inherent in offering the Arriva Card.

The Company is currently formulating a plan for exiting the Arriva Card business and is considering a range of strategic options for the disposition of Arriva’s portfolio of receivables and cardholder accounts. Until the Board of Directors adopts a specific exit plan and plan of disposition, the Company cannot predict the timing of, or costs associated with, such exit and disposition.

On February 28, 2008, GCA issued a press release announcing the discontinuation of the Arriva Card. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Document
99.1	Press Release announcing the discontinuation of the Arriva Card

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: March 10, 2008

By: /s/ Scott Betts
Scott Betts
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press Release announcing the discontinuation of the Arriva Card